UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 13, 2025
RumbleOn, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-38248 (Commission File Number)	46-3951329 (I.R.S. Employer Identification No.)

901 W. Walnut Hill Lane, Suite 110A
Irving, Texas		75038
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (214) 771-9952

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, $0.001 par value	RMBL	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE
As previously disclosed on the Current Report on Form 8-K filed by RumbleOn, Inc. (the “Company”) with the Securities and Exchange Commission on January 16, 2024 (the “Original 8-K”), (i) Michael Kennedy is no longer Chief Executive Officer (“CEO”) of the Company or a member of the board of directors of the Company (the “Board”), effective as of January 13, 2025, (ii) the Board appointed Michael Quartieri as CEO, effective as of January 13, 2025, and (iii) the Board appointed Cameron Tkach, as Executive Vice President (“EVP”) and Chief Operating Officer (“COO”) of the Company, effective as of January 13, 2025. This Current Report on Form 8-K/A is being filed to provide the information to supplement the disclosure contained in Item 5.02 of the Original 8-K and to file the exhibits included as Exhibits 10.1, 10.2 and 10.3 hereto. Except as disclosed below, the disclosures in the Original 8-K remain unchanged.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CEO Separation Agreement

In connection with Mr. Kennedy’s resignation effective as of January 13, 2025 (the “Separation Date”), on January 24, 2025, the Company entered into a separation agreement with Mr. Kennedy (the “Kennedy Separation Agreement”). Pursuant to the Kennedy Separation Agreement and in accordance with the employment agreement entered into between Mr. Kennedy and the Company effective as of November 1, 2023 (the “Kennedy Employment Agreement”), Mr. Kennedy will receive benefits, consisting of (i) continued payment of base salary for 12 months following the Separation Date, in an amount equal to $525,000 and (ii) continued payment of Mr. Kennedy’s (and his eligible dependents) monthly COBRA payment for 12 months following the Separation Date upon his timely and proper election of continuation coverage. Additionally, under the Kennedy Separation Agreement, (i) Mr. Kennedy is entitled to any accrued and unpaid base salary through the Separation Date, unreimbursed expenses, and accrued but unused vacation pay, (ii) Mr. Kennedy is not entitled to any bonus with respect to 2024 or any other year, and (iii) given none of the options previously granted to Mr. Kennedy have vested, such options shall automatically terminate and be forfeited without consideration as of the Separation Date and Mr. Kennedy’s right to vest in such options shall terminate as of the Separation Date. As consideration for the foregoing, Mr. Kennedy has agreed to a general release of all claims against the Company and its affiliates. The Kennedy Separation Agreement confirms that certain provisions contained in the Kennedy Employment Agreement, including but not limited to, certain restrictions relating to the disclosure of proprietary information, non-solicitation and non-competition, defense of claims, ownership of intellectual property, withholdings and deductions, will remain in full force and effect. The Kennedy Separation Agreement also contains customary terms applicable to the departure of an executive of the Company, including confidentiality and non-disparagement.

CEO Employment Agreement

In connection with Mr. Quartieri’s appointment as CEO effective as of January 13, 2025 (the “Commencement Date”), on January 28, 2025, the Company entered into an employment agreement with Mr. Quartieri (the “Quartieri Agreement”). Pursuant to the Quartieri Agreement, Mr. Quartieri is entitled to (i) an annual base salary of $525,000, (ii) an annual performance-based bonus with a target bonus amount of 100% of his annual base salary (prorated for partial years), (iii) a one-time grant of 400,000 time-based restricted stock units (the “RSUs”) under the Company’s 2017 Stock Incentive Plan, as amended (the “Plan”), and (iv) subject to and conditioned on shareholder approval increasing the share reserve under the Plan, a one-time grant of 450,000 performance units (the “PSUs”) under the Plan. The time-based RSUs will vest in three substantially equal installment on each of the first, second, and third anniversaries of the Commencement Date, subject to Mr. Quartieri’s continued service with the Company through each such vesting date and his continued compliance with any restrictive covenants by which he is bound. The PSUs will vest based on the achievement of certain stock performance thresholds, set forth in the table below, and Mr. Quartieri’s continued service with the Company through each such vesting date and his continued compliance with any restrictive covenants by which he is bound.

Number of PSUs That Would Vest	Minimum Closing Stock Price for 20 Consecutive Trading Days
150,000 RSUs (or 1/3)	$11
150,000 RSUs (or 1/3)	$17
150,000 RSUs (or 1/3)	$23

The RSUs and PSUs will be subject to the Equity Granting Policy of the Company (the “Equity Granting Policy”) and all terms, vesting conditions, and other provisions to be set forth in any separate award agreements.

Pursuant to the Quartieri Agreement, in the event Mr. Quartieri’s employment is terminated by the Company without “Cause” or if Mr. Quartieri resigns for “Good Reason” (each as defined in the Quartieri Agreement), subject to Mr. Quartieri’s execution of a general release of claims in favor of the Company, Mr. Quartieri will be entitled to receive cash severance benefits that consist of 12 months of continued base salary and 12 months of Company paid COBRA continuation coverage.

The Quartieri Agreement also includes certain restrictive covenants, including non-competition, non-solicitation, and confidentiality during the term of his employment and for 12 months after termination of his employment.

Mr. Quartieri will also be eligible to participate in the same benefit plans and programs in which other executive-level Company employees are eligible to participate, subject to the terms and conditions of the applicable plans and programs in effect from time to time.

EVP and COO Employment Agreement

In connection with Mr. Tkach’s appointment as EVP and COO effective as of January 13, 2025, on January 24, 2025, the Company entered into an employment agreement with Mr. Tkach (the “Tkach Agreement”). Pursuant to the Tkach Agreement, Mr. Tkach is entitled to (i) an annual base salary of $425,000, (ii) a one-time cash bonus of $25,000, (iii) an annual performance-based bonus with a target bonus opportunity of 85% of his annual base salary, and (iv) an annual equity grant commencing in 2025 of time-based and performance-based restricted stock units with a target incentive opportunity equal to 85% of his annual base salary. The equity awards will be granted pursuant to the Plan, the Equity Granting Policy and the applicable award documentation.

Pursuant to the Tkach Agreement, in the event Mr. Tkach’s employment is terminated by the Company without “Cause” or if Mr. Tkach resigns for “Good Reason” (each as defined in the Tkach Agreement), subject to Mr. Tkach’s execution of a general release of claims in favor of the Company, Mr. Tkach will be entitled to receive cash severance benefits that consist of 12 months of continued base salary and 12 months of Company paid COBRA continuation coverage.

The Tkach Agreement also includes certain restrictive covenants, including non-competition, non-solicitation, and confidentiality during the term of his employment and for twelve months after termination of his employment.

Mr. Tkach will also be eligible to participate in the same benefit plans and programs in which other executive-level Company employees are eligible to participate, subject to the terms and conditions of the applicable plans and programs in effect from time to time.

The forgoing descriptions of each of the Kennedy Separation Agreement, the Quartieri Agreement and the Tkach Agreement herein do not purport to be complete, and each is qualified in its entirety by reference to the full text of the Kennedy Separation Agreement, the Quartieri Agreement and the Tkach Agreement, respectively, which are filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K/A and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.
(d)Exhibits

Exhibit	Description
10.1	Separation Agreement, effective as of January 13, 2025, by and among RumbleOn, Inc. and Michael Kennedy
10.2	Employment Agreement, effective as of January 13, 2025, by and among RumbleOn, Inc. and Michael Quartieri
10.3	Employment Agreement, effective as of January 13, 2025, by and among RumbleOn, Inc. and Cameron Tkach
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUMBLEON, INC.

Date: January 29, 2025	By:	/s/ Brandy Treadway
Brandy Treadway
Chief Legal Officer